                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                                December 19, 1997
--------------------------------------------------------------------------------
               Date of report (Date of earliest event reported)



                                   RIDE, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


        Washington                     1-13042                 91-1571027
----------------------------    -----------------------    ---------------------
      (State or other           Commission File Number       (I.R.S. Employer
      jurisdiction of                                       Identification No.)
      incorporation)


    8160 304th Avenue Southeast
        Preston, Washington                                        98050
------------------------------------                       ---------------------
  (Address of principal executive                                (Zip Code)
             offices)


                                 (425) 222-6015
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)






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ITEM 5.  OTHER  EVENTS

Private Placement of Series B Convertible Preferred Stock

        On December 19, 1997, Ride, Inc. (the "Company") completed a private placement of 3,000 shares of Series B 5% Cumulative Convertible Preferred Stock (the "Preferred Stock") to a single accredited investor (the "Investor") at a total offering price of $3,000,000. The Company also issued warrants to the Investor to purchase an aggregate of 200,000 shares of the Company's Common Stock for an exercise price of approximately $2.68 per share. Rochon Capital Group, Ltd. ("Rochon") acted as placement agent and received $157,500 in commissions and warrants to purchase 83,720 shares of Common Stock for an exercise price of approximately $2.68 per share. The offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D.

In connection with the offering, the Company entered into a Registration Rights Agreement with the holder of the Preferred Stock by which it is obliged to file a registration statement on Form S-3 to register for resale the shares of Common Stock underlying the Preferred Stock and issuable upon exercise of the warrants. Under the terms of the Registration Rights Agreement, the registration statement must be effective by March 19, 1998.

Dividends on the Preferred Stock are payable quarterly in stock or cash. Portions of the Preferred Stock may be converted into the Company's Common Stock, at the option of the Investor, beginning in March 1998. All the Preferred Stock automatically converts to common stock in December 2000. Subject to certain adjustments, the Preferred Stock converts to Common Stock at the lesser of $2.68 per share or 90% of the market price (as defined) of the Company's Common Stock at the time of conversion. As of December 19, 1997, the closing date, approximately 1.87 million shares of Common Stock would have been issuable on conversion of all of the Preferred Stock.

Proceeds of this private placement will be used for working capital and general corporate purposes.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits

   Exhibit No.                           Description
   -----------                           -----------
      4.3         Common Stock Purchase Warrant issued to Advantage Fund II Ltd.
                  dated December 19, 1997

      4.4         Common Stock Purchase Warrant issued to Rochon Capital Group, Ltd.
                  dated December 19, 1997

      4.5         Certificate of Designation of Series B 5% Cumulative
                  Convertible Preferred Stock

      4.6         Amendment to Certificate of Designation of Series A 7%
                  Cumulative Convertible Non-Voting Preferred Stock

      10.75 Subscription Agreement, dated December 19, 1997, by and between Ride, Inc. and Advantage Fund II, Ltd.

      10.76 Registration Rights Agreement, dated December 19, 1997, by and between Ride, Inc. and Advantage Fund II, Ltd.

      10.77       Warrant Agreement, dated December 18, 1997, by and between
                  Ride, Inc. and Rochon Capital Group, Ltd.

      10.78 Placement Agency Agreement, dated December 18, 1997 by and between Ride, Inc.and Rochon Capital Group, Ltd.

      99.1        Press release dated December 23, 1997

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



        RIDE, INC.
       -----------------------------------
        (Registrant)



Dated:   January 8, 1998                  By   /s/  G. Scott Stewart
                                               --------------------------------
                                                 G. Scott Stewart
                                                 Senior Vice President and
                                                 Chief Financial Officer



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                                INDEX TO EXHIBITS



   Exhibit No.                           Description                                 Page
   -----------                           -----------                                 ----
      4.3         Common Stock Purchase Warrant issued to Advantage Fund II Ltd.
                  dated December 19, 1997

      4.4         Common Stock Purchase Warrant issued to Rochon Capital Group, Ltd.
                  dated December 19, 1997

      4.5         Certificate of Designation of Series B 5% Cumulative
                  Convertible Preferred Stock

      4.6         Amendment to Certificate of Designation of Series A 7%
                  Cumulative Convertible Non-Voting Preferred Stock

      10.75 Subscription Agreement, dated December 19, 1997, by and between Ride, Inc. and Advantage Fund II, Ltd.

      10.76 Registration Rights Agreement, dated December 19, 1997, by and between Ride, Inc. and Advantage Fund II, Ltd.

      10.77       Warrant Agreement, dated December 18, 1997, by and between
                  Ride, Inc. and Rochon Capital Group, Ltd.

      10.78 Placement Agency Agreement, dated December 18, 1997, by and between Ride, Inc. and Rochon Capital Group, Ltd.

      99.1        Press release dated December 23, 1997